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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):
                                 January 6, 2000



                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)


        1-11848                                         43-1627032
        -------                                         ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)



        1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039
              (Address of principal executive offices) (zip code)


                                 (636) 736-7000
              (Registrant's telephone number, including area code)








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ITEM 1.        CHANGES IN CONTROL

         As described by Reinsurance Group of America, Incorporated (the "Company) in its Proxy Statement Supplement dated September 2, 1999 (filed September 2, 1999) (File No. 1-11848), and as previously reported in the Company's Current Report on Form 8-K dated August 26, 1999 (filed September 10,
1999) (File No. 1-11848), each of which is hereby incorporated herein by reference, on August 26, 1999, GenAmerica Corporation ("GenAmerica") announced that General American Mutual Holding Company ("GAMHC") had entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Metropolitan Life Insurance Company ("MetLife"), whereby MetLife would acquire GenAmerica, including GenAmerica's beneficial ownership of a majority of the outstanding shares of common stock of the Company. GAMHC is a Missouri mutual insurance holding company and is the parent of GenAmerica.

         As previously reported by the Company in its Current Report on Form 8-K dated September 17, 1999 (filed September 30, 1999) (File No. 1-11848), which is hereby incorporated herein by reference, on September 17, 1999, the Circuit Court of Cole County, Missouri (the "Court") entered an order (the "Order of Rehabilitation") placing GAHMC into rehabilitation and approving notice of a hearing to approve a Plan of Reorganization. The Order also appointed the Director of the Missouri Department of Insurance (the "Department") as rehabilitator of GAMHC. As previously reported by the Company in its Current Report on Form 8-K dated November 10, 1999 (filed November 24, 1999), (File No. 1-11848), which is hereby incorporated herein by reference, the Court held the hearing and entered a judgment confirming the Plan of Reorganization.

         As previously reported by the Company in its Current Report on Form 8-K dated November 23, 1999 (filed December 6, 1999) (File No. 1-11848), which is hereby incorporated herein by reference, on November 23, 1999, the Company completed a private placement sale of 4,784,689 shares of common stock to MetLife. As a result of the private placement, MetLife became the beneficial owner of approximately 9.6% of the shares of outstanding common stock of the Company. The shares were not registered under the Securities Act of 1933, as amended, and were sold in reliance on the exemption from registration contained in Section 4(2) of such Act. The shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The transaction provided for MetLife to receive certain registration rights.

         On January 6, 2000, MetLife completed the acquisition of GenAmerica and purchased all of the outstanding shares of common stock of GenAmerica. In accordance with the Stock Purchase Agreement, MetLife paid $1.2 billion into a special account established by the Department to administer the rehabilitation, and eventual liquidation, of GAMHC. MetLife used approximately $300 million of working capital to finance the purchase of the stock of GenAmerica. The remainder of the purchase price, approximately $900 million, was financed by MetLife from the issuance by one of its subsidiaries, MetLife Funding, Inc. ("MetLife Funding"), of short-term debt in the form of commercial paper, pursuant to customary commercial paper dealer arrangements with Deutsche Bank Securities Inc., Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and Goldman, Sachs & Co. The commercial paper has a weighted-average maturity of 70 days and bears a weighted-average interest rate of 6.06%. Upon maturity of the commercial paper, MetLife Funding may refinance the obligations then due with proceeds arising from one or more issuances of commercial paper of short duration that mature at or around the estimated time of completion of the proposed initial public offering of MetLife, Inc.



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         Prior to the closing, GAMHC was the beneficial owner of approximately
48.3% of the shares of outstanding common stock of the Company. Upon closing of the acquisition of GenAmerica, MetLife became the beneficial owner of approximately 57.9% of the shares of outstanding common stock of the Company. A copy of the press release issued by the Company relating to the acquisition by MetLife is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 3          BANKRUPTCY OR RECEIVERSHIP

         As previously reported by the Company in its Current Report on Form 8-K dated August 10, 1999 (filed August 25, 1999) (File No. 1-11848), which is hereby incorporated herein by reference, General American Life Insurance Company ("General American"), a subsidiary of GenAmerica and, prior to the acquisition of GenAmerica by MetLife, the Company's majority shareholder, became subject to an order of administrative supervision from the Department. On January 6, 2000, the Department lifted the order of administrative supervision of General American.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (c) The following exhibit is filed as part of this report on Form 8-K.

                Exhibit 99.1 Press release issued by the Company on January 7, 2000 relating to the MetLife acquisition.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 21, 2000            REINSURANCE GROUP  OF AMERICA,
                                  INCORPORATED

                                  By: /s/ Jack B. Lay
                                  Name:  Jack B. Lay
                                  Title: Executive Vice President
                                         and Chief Financial Officer